UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2011

SBARRO, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

333-142081	11-2501939
(Commission File Number)	(IRS Employer Identification No.)

401 Broad Hollow Road, Melville, New York	11747-4714
(Address of Principal Executive Offices)	(Zip Code)

(631) 715-4100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported in a current report on Form 8-K filed by Sbarro, Inc. (the “Company”) on January 5, 2011, effective January 3, 2011, the Company together with its parent, Sbarro Holdings, LLC (“Holdings”), entered into a Forbearance Agreement (the “First Forbearance Agreement”) with its lenders (the “First Lien Holders”) under that certain Credit Agreement, dated January 31, 2007, by and among the Company, Holdings, the First Lien Holders and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) (as amended on March 26, 2009 and as further amended, restated, supplemented, waived, refinanced or otherwise modified from time to time, the “First Lien Credit Agreement”) and the Administrative Agent as a result of the Company having breached a financial covenant in its First Lien Credit Agreement as of January 2, 2011 (the last day of its 2010 fiscal year). The First Forbearance Agreement terminated on January 31, 2011. On January 31, 2011, the Company and Holdings entered into a Second Forbearance Agreement (the “Second Forbearance Agreement”) with the First Lien Holders and the Administrative Agent, which will afford the Company additional time to pursue a deleveraging of its capital structure.

Consistent with the terms of the First Forbearance Agreement, pursuant to the Second Forbearance Agreement, the First Lien Holders have agreed to continue to temporarily forbear for an additional 30 days from exercising certain rights and remedies under the First Lien Credit Agreement solely by reason of the Company’s failure to meet the EBITDA covenant contained in Section 7.16 of the First Lien Credit Agreement as of January 2, 2011 (the “First Lien Default”) or the Company’s receipt on December 29, 2010 of a “Notice of Default,” dated December 28, 2010, from AFII US BD Holdings, L.P., a holder of the Company’s senior notes, contending that the Company’s incurrence of its second lien credit facility in March 2009 violated certain provisions of the Senior Notes Indenture, dated as of January 31, 2007, among the Company, the guarantors named therein and The Bank of New York, as Trustee (the “Indenture”). Specifically, until the Second Forbearance Agreement terminates, the First Lien Holders have agreed not to terminate the commitments, accelerate the loans, require cash collateral for the letter of credit obligations, enforce liens granted under the collateral documents or exercise any other rights or remedies that may be available under the loan documents.

In the Second Forbearance Agreement, the Company has again acknowledged that as a result of the First Lien Default (i) the Company’s consent right in respect of certain assignments is no longer in effect, (ii) all outstanding loans bear interest at the default rate (contract rate + 2%), which will result in incremental interest of approximately $860,000 for the first quarter of fiscal year 2011, and (iii) the Company is not entitled to convert eurodollar loans to, or continue any eurodollar loans for additional interest periods as, eurodollar loans having an interest period in excess of one month. Pursuant to the Second Forbearance Agreement, the Company has also agreed to certain covenants, including (a) to maintain a minimum level of liquidity and limit capital expenditures during the forbearance period and (b) to provide the Administrative Agent with certain information and documents, including a restructuring proposal, by dates during the forbearance period that are specified in the Second Forbearance Agreement. In addition to the fees paid in connection with the First Forbearance Agreement, the Company has agreed to pay a fee to each lender that consents to the Second Forbearance Agreement of 25 basis points on the principal amount of loans held by such lender under the First Lien Credit Agreement. As of January 31, 2011, the Company has paid those lenders who have consented to the Second Forbearance Agreement a forbearance fee of $274,456.19 in aggregate.

The Second Forbearance Agreement terminates on the earliest of (i) March 2, 2011, (ii) the date on which any event of default under the First Lien Credit Agreement other than the First Lien Default shall occur, (iii) the date of any breach by Holdings or the Company of the covenants set forth in the Second Forbearance Agreement, and (iv) the date on which any holder of the Company’s senior notes or any of the Company’s second lien lenders (A) accelerates any of the Company’s obligations under the Indenture or the second lien credit facility or (B) enforces any rights to collect payment under their respective agreements with the Company. Approximately 95% of the Company’s outstanding second lien debt is held by an affiliate of MidOcean Partners. MidOcean Partners, through various investment funds that it manages, is the indirect, majority stockholder of the Company.

The foregoing description of the Second Forbearance Agreement and the terms thereof is qualified in its entirety by reference to the full text of the Second Forbearance Agreement, which is filed as an exhibit hereto and incorporated herein by reference.

Item 8.01	Other Events.

On January 31, 2011, the Company determined that in light of its current liquidity and capital resources, it will not make an interest payment due on February, 1, 2011 to the holders of its senior notes under the Indenture in the amount of $7,781,250. The failure to pay interest, if continued for 30 days, will constitute an Event of Default under the Indenture. Accordingly, if the Company has not made this interest payment by March 3, 2011, the Bank of New York, as Trustee, or the holders of at least 25% in principal amount of the outstanding senior notes under the Indenture, will then have the right to provide an acceleration notice to the Company declaring the principal and unpaid interest on all the senior notes due and payable. The Company’s total outstanding obligations under the Indenture as of February 1, 2011, including accrued but unpaid interest, are $157,781,250. In addition, if the Company fails to make this interest payment before the expiration of the grace period on March 3, 2011, such failure shall result in a new event of default under the First Lien Credit Agreement and the Second Lien Credit Agreement, dated as of March 26, 2009 among the Company, Holdings, the lenders from time to time party thereto and the administrative agent and collateral agent (the “Second Lien Credit Agreement”). This would then allow the First Lien Holders and the second lien lenders to declare all amounts outstanding under the First Lien Credit Agreement and the Second Lien Credit Agreement due and payable. As of February 1, 2011, there was $173,766,431 outstanding under the First Lien Credit Agreement and $33,498,783 outstanding under the Second Lien Credit Agreement, in each case including both principal and accrued but unpaid interest.

The Company remains in discussions with its creditors and other stakeholders regarding the Company’s long-term capital structure and potential strategic alternatives to address its long-term needs.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” within the meaning of the federal securities laws that involve risks and uncertainties. All statements herein that address activities, events or developments that the Company expects or anticipates will or may occur in the future are generally forward-looking statements.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the Second Forbearance Agreement, (ii) the risk that creditors will seek to accelerate the maturity of outstanding indebtedness or enforce other remedies, (iii) the Company’s ability to address its long-term capital structure needs, and (iv) the impact of this process on the Company’s operations and financial condition. Other factors are described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 26, 2010. The Company undertakes no obligation to update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1     Second Forbearance Agreement, dated as of January 31, 2011, by and among Sbarro, Inc., Sbarro Holdings, LLC, the lenders party thereto, and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on January 31, 2011.

SBARRO, INC.

/s/	Stuart Steinberg
By:	Stuart Steinberg
Its:	General Counsel and Secretary

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